UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On February 11, 2010, Syniverse Holdings, Inc. (the “Company,” “we,” “us” or “our”), the parent company of Syniverse Technologies, Inc, filed a Form 8-K with the Securities and Exchange Commission furnishing a press release, and related disclosure under Item 2.02, that announced the Company’s financial results for the quarter and year ended December 31, 2009. This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K previously filed by the Company on February 11, 2010, as described below.

In connection with our acquisition of BSG Wireless in December 2007, we acquired a German subsidiary which provides data clearinghouse services, now known as Syniverse Technologies GmbH. In December 2009, the German tax authority notified us that they would be conducting an examination relating to the corporate income and trade tax for the tax years 2005 through 2007, prior to our acquisition. As a result of the tax examination and our ongoing audit of our financial statements for the fiscal year ended December 31, 2009, we became aware of an uncertain tax position taken by our German subsidiary for the tax years under examination (2005 through 2007) subsequent to the issuance of our preliminary earnings release described above. While we believe that there is technical merit to the tax position, we understand that the tax position may not be supportable in light of the German taxing authority’s current guidance and related examination. We intend to vigorously defend our tax position. However, we have recorded an additional $2.7 million of provision for income taxes in our consolidated statement of income for uncertain tax positions for the year ended December 31, 2009, in accordance with provisions of ASC Topic 740, Income Taxes, formally known as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. As a result of a German tax law change effective January 1, 2008, we believe the tax position is supported prospectively. The following table shows the impact of the increase of $2.7 million to our provision for income taxes.

	Three Months Ended December 31, 2009			Year Ended December 31, 2009
	Previously Reported	Revised	Incr (Decr)	Previously Reported	Revised	Incr (Decr)
	($’s in 000’s)
Revenues	$143,927	$143,927	$—	$482,991	$482,991	$—
Operating income	35,401	35,401	—	133,770	133,770	—
Income before provision for income taxes	28,315	28,315	—	106,142	106,142	—
Provision for income taxes	10,026	12,720	2,694	37,771	40,465	2,694
Net income	18,289	15,595	(2,694)	68,371	65,677	(2,694)
Net income attributable to Syniverse Holdings, Inc.	$18,654	$15,960	$(2,694)	$68,961	$66,267	$(2,694)

Net income per share
Basic	$0.27	$0.23	$(0.04)	$1.00	$0.96	$(0.04)
Diluted	$0.27	$0.23	$(0.04)	$1.00	$0.96	$(0.04)

We do not expect our previously disclosed 2010 financial outlook to be impacted as a result of this uncertain tax position.

The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated by the Company in any such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: February 26, 2010

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ David W. Hitchcock
David W. Hitchcock
Chief Financial Officer

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ David W. Hitchcock
David W. Hitchcock
Chief Financial Officer